ARTICLES SUPPLEMENTARY TO
ARTICLES OF INCORPORATION OF
LORD ABBETT RESEARCH FUND, INC.

       LORD ABBETT RESEARCH FUND, INC.
(hereinafter called the "Corporation"), a
Maryland corporation having its principal office
c/o The Prentice-Hall Corporation System, 7 St.
Paul Street, Suite 1660, Baltimore, Maryland
21202, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

       FIRST: The Corporation presently has
authority to issue 1,930,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $1,930,000. The Board of Directors previously has classified and designated the authorized shares of the Corporation as follows:

Lord Abbett Calibrated Dividend Growth Fund
      Class A	400,000,000 shares
      Class B	30,000,000 shares
      Class C	40,000,000 shares
      Class F	30,000,000 shares
      Class I	100,000,000 shares
      Class P	20,000,000 shares
      Class R2	30,000,000 shares
      Class R3	30,000,000 shares
      Class R4	30,000,000 shares
      Class R5	30,000,000 shares
      Class R6	30,000,000 shares

Lord Abbett Growth Opportunities Fund
      Class A	100,000,000 shares
      Class B	30,000,000 shares
      Class C	20,000,000 shares
      Class F	30,000,000 shares
      Class I	30,000,000 shares
      Class P	20,000,000 shares
      Class R2	30,000,000 shares
      Class R3	30,000,000 shares
      Class R4	30,000,000 shares
      Class R5	30,000,000 shares
      Class R6	30,000,000 shares

Small-Cap Value Series
      Class A	300,000,000 shares
      Class B	30,000,000 shares
      Class C	20,000,000 shares
      Class F	30,000,000 shares
      Class I	200,000,000 shares
      Class P	50,000,000 shares
      Class R2	30,000,000 shares
      Class R3	30,000,000 shares
      Class R4	30,000,000 shares
      Class R5	30,000,000 shares
      Class R6	30,000,000 shares

      SECOND:  In accordance with - 2-
105(c) of the Maryland General Corporation
Law, the total number of shares of capital stock that the Corporation shall have the authority to issue is hereby increased to 2,020,000,000, of the par value $.001 each, having an aggregate par value of $2,020,000.

      THIRD: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies the 90,000,000 newly authorized but unclassified and unissued shares as follows:

      Lord Abbett Calibrated Dividend Growth Fund
      Class T	30,000,000 shares

      Lord Abbett Growth Opportunities Fund
      Class T	30,000,000 shares

      Small-Cap Value Series
      Class T	30,000,000 shares

      FOURTH:  Subject to the power of the
Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified as specified in Article Third above shall be invested in the same investment portfolio of the Corporation as the other classes of their respective series and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation, as amended
(hereafter called the "Articles") and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

      FIFTH:  Following the increase in
authorized shares as specified in Article Second above and the classification of authorized but unclassified and unissued shares as specified in Article Third above, the Corporation has authority to issue 2,020,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $2,020,000. The authorized shares of capital stock of the Corporation are classified and designated as follows:

Lord Abbett Calibrated Dividend Growth Fund
      Class A	400,000,000 shares
      Class B	30,000,000 shares
      Class C	40,000,000 shares
      Class F	30,000,000 shares
      Class I	100,000,000 shares
      Class P	20,000,000 shares
      Class R2	30,000,000 shares
      Class R3	30,000,000 shares
      Class R4	30,000,000 shares
      Class R5	30,000,000 shares
      Class R6	30,000,000 shares
      Class T	30,000,000 shares

Lord Abbett Growth Opportunities Fund
      Class A	100,000,000 shares
      Class B	30,000,000 shares
      Class C	20,000,000 shares
      Class F	30,000,000 shares
      Class I	30,000,000 shares
      Class P	20,000,000 shares
      Class R2	30,000,000 shares
      Class R3	30,000,000 shares
      Class R4	30,000,000 shares
      Class R5	30,000,000 shares
      Class R6	30,000,000 shares
      Class T	30,000,000 shares

Small-Cap Value Series
      Class A	300,000,000 shares
      Class B	30,000,000 shares
      Class C	20,000,000 shares
      Class F	30,000,000 shares
      Class I	200,000,000 shares
      Class P	50,000,000 shares
      Class R2	30,000,000 shares
      Class R3	30,000,000 shares
      Class R4	30,000,000 shares
      Class R5	30,000,000 shares
      Class R6	30,000,000 shares
      Class T	30,000,000 shares

      SIXTH: The Corporation is registered as
an open-end company under the Investment
Company Act of 1940.   The total number of
shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with - 2-105(c) of the Maryland General Corporation Law. The shares of stock of the Corporation hereby classified as specified in Article Third above have been duly classified by the Board of Directors under the authority contained in the Articles.

      SEVENTH:  Pursuant to - 2-208.1(d)(2)
of the Maryland General Corporation Law, the
Articles Supplementary to the Articles set forth herein shall become effective on November 11, 2016.

      IN WITNESS WHEREOF, the Corporation has
caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant Secretary on November 4, 2016.


LORD ABBETT RESEARCH FUND, INC.


By:  /s/Lawrence H. Kaplan
	Lawrence H. Kaplan
	Vice President and Secretary

WITNESS:

/s/Brooke A. Fapohunda
Brooke A. Fapohunda
Vice President and Assistant Secretary


THE UNDERSIGNED, Vice President
and Secretary of LORD ABBETT RESEARCH
FUND, INC., who executed on behalf of said
Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said
Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


/s/Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary